                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to ss.240.14a-12

                             WESTPOINT STEVENS INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1)       Title of each class of securities to which transaction applies:

2)       Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


4)       Proposed maximum aggregate value of transaction:

5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:


2)       Form, Schedule or Registration Statement No.:


3)       Filing Party:


4)       Date Filed:

                            [WESTPOINT STEVENS LOGO]




                                                                   June 12, 2000

Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of WestPoint Stevens Inc. (the "Company") on Thursday, June 29, 2000, beginning at 9:00 a.m., Eastern Daylight Time, in the Grand Ballroom located in the lower lobby of the Grand Hyatt Hotel, 3300 Peachtree Road, N.E., Atlanta, Georgia. I look forward to greeting as many of you as can attend the Annual Meeting.

         Holders of the Company's Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS SET FORTH IN THE NOTICE.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.

                                             Very truly yours,


                                             /s/ Holcombe T. Green, Jr.

                                             Holcombe T. Green, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer

                                TABLE OF CONTENTS

Notice of 2000 Annual Meeting of Stockholders .................................................      1

Proxy Statement ...............................................................................      3
         The Proxy ............................................................................      3
         Stockholders Entitled to Vote ........................................................      4
         Quorum; Required Vote ................................................................      4

PROPOSAL 1 - ELECTION OF DIRECTORS ............................................................      5
Board of Directors ............................................................................      5
Committees of the Board of Directors ..........................................................      7
Directors' Compensation .......................................................................      9
Director Attendance ...........................................................................      9
Compensation Committee Interlocks and Insider Participation in Compensation Decisions .........      9

Management ....................................................................................     10
         Executive Officers ...................................................................     10

Security Ownership of Certain Beneficial Owners and Management ................................     11

Section 16(a) Beneficial Ownership Reporting Compliance .......................................     12

Executive Compensation ........................................................................     13
         Summary Compensation Table ...........................................................     13
         Senior Management Incentive Plan .....................................................     14
         Key Employee Stock Bonus Plan ........................................................     14
         Option/SAR Grants in Last Fiscal Year ................................................     14
         Fiscal Year-End Option Holdings ......................................................     15
         Pension Plan and Retirement Plans ....................................................     16
         Employment Agreements, Termination Provisions and
            Change in Control Arrangements ....................................................     18

Compensation Committee Report on Executive Compensation .......................................     19

Performance Graph .............................................................................     21

Certain Relationships and Related Transactions ................................................     22

PROPOSAL 2 - APPROVAL OF WESTPOINT STEVENS INC. OMNIBUS STOCK INCENTIVE PLAN (AS AMENDED) .....     23
1999 Omnibus Stock Incentive Plan Grants ......................................................     28
New Plan Benefits .............................................................................     28

PROPOSAL 3 - APPROVAL OF CERTAIN PERFORMANCE-BASED COMPENSATION ...............................     28

PROPOSAL 4 - APPOINTMENT OF AUDITORS ..........................................................     29
Proposals of Stockholders .....................................................................     29
Other Business ................................................................................     29
Additional Information ........................................................................     30

                            [WESTPOINT STEVENS LOGO]

                              -------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  JUNE 29, 2000


                              -------------------


To the Stockholders
   of WestPoint Stevens Inc.:

         The Annual Meeting of Stockholders of WestPoint Stevens Inc. (the "Company") will be held in the Grand Ballroom located in the lower lobby of the Grand Hyatt Hotel, 3300 Peachtree Road, N.E., Atlanta, Georgia, on Thursday, June 29, 2000, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect two directors to serve for a term of three years and until their respective successors are elected and qualified ("Proposal 1").

2. To approve the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (As Amended) ("Proposal 2").

3. To approve the performance-based compensation for the Chief Executive Officer and the Chief Operating Officer of the Company under the Company's Senior Management Incentive Plan for the years ending December 31, 2000 through 2004 ("Proposal 3").

4. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for Fiscal 2000 ("Proposal 4").

5. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on June 9, 2000, are entitled to notice of, and to vote at, the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

         You may revoke your proxy by filing with the Secretary a written revocation or a proxy bearing a later date at any time prior to the time it is voted, or by voting in person at the Annual Meeting.


                                             By Order of the Board of Directors,

                                             /s/ Christopher N. Zodrow

                                             Christopher N. Zodrow
                                                 Vice President and Secretary
West Point, Georgia
June 12, 2000

                            [WESTPOINT STEVENS LOGO]


                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 29, 2000

                                 ---------------


         This Proxy Statement is furnished to holders of Common Stock, par value $.01 per share (the "Common Stock"), of WestPoint Stevens Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 29, 2000, at 9:00 a.m., Eastern Daylight Time, in the Grand Ballroom located in the lower lobby of the Grand Hyatt Hotel, 3300 Peachtree Road, N.E., Atlanta, Georgia, and at any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about June 12, 2000.

THE PROXY

         Thomas J. Ward, President and Chief Operating Officer of the Company, and Christopher N. Zodrow, Vice President and Secretary of the Company, have been selected as proxies by the Board of Directors of the Company with respect to the matters to be voted upon at the Annual Meeting.

         All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked prior to the Annual Meeting in accordance with the procedures therefor will be voted and will be voted as specified in the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THIS PROXY STATEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         A stockholder may revoke his, her or its proxy at any time prior to use of such proxy by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

STOCKHOLDERS ENTITLED TO VOTE

         Stockholders of record owning shares of Common Stock at the close of business on June 9, 2000, (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 49,669,667 shares of Common Stock outstanding (excluding 21,429,982 shares in the Company's treasury), with each share entitled to one vote per share on each matter submitted to stockholders for consideration at the Annual Meeting.

QUORUM; REQUIRED VOTE

         The presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum and is necessary to hold the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for purposes of determining a quorum.

         A plurality (the highest number) of the votes duly cast is required to elect the nominees for director in respect of Proposal 1 (the election of two directors).

         The affirmative vote of a majority of the shares present at the Annual Meeting is required to approve Proposal 2 (the approval of the proposed amendment of the WestPoint Stevens Inc. Omnibus Stock Incentive Plan). In the case of such vote, abstentions and failures to vote are not affirmative votes for such matter and, therefore, have the same effect as votes against it.

         The affirmative vote of a majority of votes duly cast is required for
(i) Proposal 3 to approve the performance-based compensation for the Chief Executive Officer and the Chief Operating Officer of the Company under the Company's Senior Management Incentive Plan for the years ending December 31, 2000, through 2004 and (ii) Proposal 4 (ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants). In the case of such vote, abstentions are not votes cast for such matter and, therefore, are not counted.

         On each matter submitted to stockholders for consideration at the Annual Meeting, only shares of Common Stock that are voted in favor of such matter (including proxies for which no direction is provided) will be counted toward approval of such matter. Shares of Common Stock present at the Annual Meeting that are not voted for a particular matter or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such matter (including broker non-votes) will not be counted toward approval of such matter. Stockholders will not be allowed to cumulate their votes in the election of directors.

         A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. With respect to broker non-votes, the shares of Common Stock are not considered present at the Annual Meeting as to the proposal for which the broker withheld authority. Consequently, broker non-votes are not counted regarding any such proposal.

         Stockholders are not entitled to appraisal rights or similar rights of dissenters under the Delaware General Corporation Law ("DGCL") in connection with any of the matters to be acted upon at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

BOARD OF DIRECTORS

         The Board of Directors of the Company currently consists of seven members, divided into three classes. The terms of office of the two Class II directors expire at the Annual Meeting. The terms of office of the members of each class of directors are staggered so that the term of office of no more than one class expires in any one year.

         The Board of Directors has nominated for election Messrs. Holcombe T. Green, Jr., and John F. Sorte to serve as Class II directors of the Company until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Messrs. Green and Sorte currently are members of the Board of Directors. The five directors in Class I and Class III will continue in office.

         Each of the above-named nominees has consented to being named in this Proxy Statement and will serve as a director if elected. If at the time of the Annual Meeting, however, either of the above-named nominees should be unable or decline to serve, the persons named as proxies herein will vote for such substitute nominee or nominees as the Board of Directors recommends or will vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION PROPOSAL TO ELECT THE TWO NOMINEES FOR DIRECTOR NAMED ABOVE.

         The following table lists the name, age and positions with the Company of each of the two nominees and each of the continuing directors, the year in which their term of office will expire and the month and year in which each director was first elected (in each case assuming that each of the nominees is elected at the Annual Meeting).



                                          Term     Positions with                   Served as
         Name                     Age    Expires   the Company                    Director Since
         ----                     ---    -------   -----------                    --------------
NOMINEES
  Class II                         60     2003     Chairman of the Board and      September 1992
  Holcombe T. Green, Jr                             Chief Executive Officer
  John F. Sorte                    52     2003     Director                       January 1993

CONTINUING DIRECTORS
  Class III
  Hugh M. Chapman                  67     2001     Director                       August 1997
  John G. Hudson                   74     2001     Director                       September 1992
  Thomas J. Ward                   53     2001     Director; President and        October 1998
                                                    Chief Operating Officer

  Class I
  M. Katherine Dwyer               51     2002     Director                       October 1996
  Gerald B. Mitchell               72     2002     Director                       September 1992

In July 1999, Mr. Charles W. McCall announced his decision to leave the Board of Directors due to personal reasons. Pursuant to its authority under the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, in July 1999 the Board of Directors took action, effective with Mr. McCall's departure, which reduced the number of directors comprising the entire Board of Directors of the Company from eight to seven.

  NOMINEES

         HOLCOMBE T. GREEN, JR. Mr. Green is founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships. He is the retired Chairman of HBO & Company, a supplier of hospital information systems. Mr. Green became Chairman and Chief Executive Officer of the Company on October 22, 1992.

         JOHN F. SORTE. Mr. Sorte has been President of New Street Advisors L.P., a merchant bank, and of New Street Investments L.P., its broker-dealer affiliate, since he co-founded such entities in March 1994. From April 1992 until February 1994, Mr. Sorte served as President and Chief Executive Officer of New Street Capital Corporation ("New Street Capital"). Mr. Sorte served as President and Chief Executive Officer of The Drexel Burnham Lambert Group Inc. from July 1990 until April 1992; as Executive Vice President and co-head of Corporate Finance of Drexel Burnham Lambert Incorporated ("Drexel"), an investment banking firm and predecessor to New Street Capital, from January 1989 to June 1990 and previously as a Managing Director of Drexel. Mr. Sorte also is a director of Vail Resorts, Inc. (and a member of its audit committee) and is Chairman of The New York Media Group, Inc.

  CONTINUING DIRECTORS

         HUGH M. CHAPMAN. Mr. Chapman, from January 1992 until his retirement in June 1997, served as Chairman of NationsBank, National Association (South). He also is a director of SCANA Corporation (and a member of its executive committee, chairman of its management development and corporate performance committee and chairman of its long term compensation committee), The Williams Companies Inc. (and a member of its nominating and audit committees) and Printpack Inc. (and chairman of its audit committee).

         M. KATHERINE DWYER. Since April 2000, Ms. Dwyer has been Chairperson and Chief Executive Officer of Freedom Enterprises, LLC. Until January 1, 2000, she was Senior Vice President of Revlon, Inc. and President of two divisions, Revlon Consumer Products USA and since November 1995, Revlon Cosmetics USA. Ms. Dwyer is a director of Reebok International Ltd. (and a member of its compensation and audit committees).

         JOHN G. HUDSON. Mr. Hudson, from July 1986 until his retirement in September 1990, served as President of Avondale Mills, Inc., a textile manufacturer.

         GERALD B. MITCHELL. Mr. Mitchell retired in 1988 after serving as Chairman and Chief Executive Officer of Dana Corporation, an auto parts original equipment manufacturer. He also is a director of Worthington Industries (and a member of its compensation and finance committees).

         THOMAS J. WARD. Mr. Ward has been President and Chief Operating Officer since January 1, 1997. Mr. Ward was Executive Vice President/Sales and Marketing and President-Home Fashions Division from October 1992 and September 1992, respectively, until December 31, 1996. Mr. Ward originally joined the Company in connection with its acquisition of J.P. Stevens & Co., Inc. ("Stevens") in 1988; he had been with Stevens since 1969. Mr. Ward served as Vice President/Sales of Stevens since August 1988 and as President of Stevens since August 1989.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee, a Compensation Committee, a Cotton Committee and a Nominating Committee, the current members of which are named below.

                        BOARD COMMITTEE MEMBERSHIP ROSTER



                                                                                        MANAGEMENT
                NAME               AUDIT       COMPENSATION     COTTON   NOMINATING     PENSION***
         ===================    ===========  ================  ======== ============   ============

         H. M. Chapman                X*                                                    X
         M. K. Dwyer                                 X                       X
         H. T. Green, Jr.                                           X        X*
         J. G. Hudson                 X              X              X*       X
         G. B. Mitchell                              X*                      X
         J. F. Sorte                  X                                                     X*
         T. J. Ward                                                                         X

         Number of Meetings
           in 1999                    3              3             **        1              4

*    Chairperson
** The Cotton Committee conducted business on an informal basis by telephone conference call throughout Fiscal 1999.
*** The Management Pension Committee is not a committee of the Board of Directors.

  AUDIT COMMITTEE - AUDIT COMMITTEE REPORT

         The Audit Committee
         (i) reviews the procedures employed in connection with the internal auditing program, internal control procedures and accounting procedures of the Company;
         (ii)     consults with the Company's independent auditors;
         (iii) reviews the reports submitted by the Company's independent auditors;
         (iv) reviews with the Company's management compliance reporting and accounting; and
         (v) makes reports and recommendations to the Board of Directors as it deems appropriate regarding, among other matters, appointment of independent auditors.

  COMPENSATION COMMITTEE

         The Compensation Committee establishes and administers salaries, bonuses and other incentive plans in order to attract persons to serve as, and to retain, motivate and reward qualified persons serving as, directors, executive officers and key employees of the Company.

  COTTON COMMITTEE

         The Cotton Committee reviews and monitors the conditions of the cotton supply market, reviews cotton purchases and use planning with Company management and makes reports to the Board of Directors with respect to this aspect of the Company's business.

  NOMINATING COMMITTEE

         The Nominating Committee
         (i) evaluates and recommends qualified persons as nominees for re-election or election as directors of the Company;
         (ii)     establishes procedures for identifying nominees;
         (iii) recommends criteria for membership on the Board of Directors or any committee thereof;
         (iv) recommends directors for membership on, and to serve as chairman of, any committee of the Board of Directors;
         (v) recommends qualified persons to serve as Chairman of the Board of Directors and as senior executive officers of the Company; and
         (vi) considers nominees submitted by stockholders for election as directors of the Company.

         The Nominating Committee will consider nominees recommended by a stockholder entitled to vote for the election of the director nominated, upon written notice of such stockholder given to the Secretary in accordance with the notice provisions and procedures set forth in the By-laws. With respect to an election to be held at an annual meeting, such notice must be given not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the annual meeting is advanced by more than 30 or delayed by more than 60 days from such anniversary, in which case such notice must be given not less than 60 nor more than 90 days prior to such annual meeting or the tenth day following the day on which public announcement is first made of the date of such meeting, whichever is later. Other requirements may apply in the event of an election involving an increase in the number of members of the Board of Directors. With respect to an election to be held at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of special meeting, such notice must be given not less than 60 nor more than 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever is later. Each such notice shall set forth as to each nominee, each stockholder giving the notice and as to the beneficial owner, if any, on whose behalf the nomination is made: (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of each such person, (iii) the class and number of shares of Common Stock of the Company which are owned beneficially and of record by each such person and (iv) any other information relating to each such person that is required to be disclosed in connection with the solicitation of proxies for the election of directors or as otherwise required under applicable proxy rules (including, without limitation, the nominee's written consent to being named in a proxy statement as a nominee and to serving as a director, if elected).

  MANAGEMENT PENSION COMMITTEE

         The Management Pension Committee is not a committee of the Board of Directors, however, the committee includes directors as members. The Management Pension Committee

         (i)      monitors the performance of the trustees and all investment managers for Company pension and retirement plans;
         (ii)     establishes general guidelines for the investment of plan
                  assets and authorizes the trustees and investment managers to invest the assets of the plans in accordance with such guidelines;
         (iii) engages or dismisses investment managers, investment consultants, trustees, independent certified public accountants and actuaries when, in its opinion, such engagement or dismissal would be in the best interest of a plan and its members;
         (iv) authorizes the allocation of assets of pension plans among investment managers;
         (v) monitors liquidity requirements for the plans and the ability of each to meet expected benefit payments and qualified plan expenses;
         (vi) reviews all proposed amendments to the plans or any trust associated therewith and either approves the amendments or provides the Board of Directors with its recommendations concerning such proposed amendments, depending upon the significance of the amendments; and
         (vii) makes reports and recommendations to the Board of Directors regarding, among other matters, the performance and management of the plans.

DIRECTORS' COMPENSATION

         We do not pay directors or other committee members who are employees of the Company additional compensation for service as directors or committee members. In 1999 non-employee directors received the following compensation:

                          DIRECTORS' COMPENSATION TABLE


TYPE OF COMPENSATION                                    CASH                  STOCK OPTIONS(1)
==============================================     ===============            ================
Annual Retainer                                       $ 25,000                    5,000
Annual Retainer for Committee Chair                   $  4,000
Annual Retainer for Committee Members                 $  3,000
Board or Committee Attendance Fee (per meeting)       $  1,500(2)


(1) Immediately following each annual meeting of stockholders, each non-employee director then in office is granted an option to purchase 5,000 shares of Company stock pursuant to the Omnibus Stock Incentive Plan at a price equal to the fair market value of the shares on the date of the grant of the option.
(2) Mr. Hudson is paid a fee of $1,000 per month in connection with meetings of the Cotton Committee.

DIRECTOR ATTENDANCE

         The Board of Directors held nine meetings during Fiscal 1999. None of the incumbent directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period such director served) and (ii) the total number of meetings of all committees of the Board of which each such director was a member (held during the periods such director served). See "-- Committees of the Board of Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Compensation Committee are Gerald B. Mitchell (Chairman), John G. Hudson and M. Katherine Dwyer. None of the current members of the Compensation Committee of the Board of Directors of the Company is an executive officer of the Company.


                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following individuals are the executive officers of the Company:


   NAME OF OFFICER           AGE                    TITLE
   ---------------           ---                    -----

Holcombe T. Green, Jr ...     60     Chairman of the Board of Directors and
                                        Chief Executive Officer

Thomas J. Ward ..........     53     President and Chief Operating Officer

David C. Meek ...........     45     Executive Vice President/Finance and
                                        Chief Financial Officer

John T. Toolan ..........     41     Executive Vice President/President Sales and
                                        Marketing

Joan E. Amberg ..........     38     Senior Vice President/President Domestic
                                        Sales

Lanny L. Bledsoe ........     63     Senior Vice President-Manufacturing

         For a discussion of the business experience of Messrs. Green and Ward, see "Board of Directors."

         DAVID C. MEEK. Mr. Meek joined the Company on November 22, 1999, as Executive Vice President and became Executive Vice President-Finance and Chief Financial Officer on January 1, 2000. Prior to joining the Company Mr. Meek was employed as Managing Director, Textiles, Floor Coverings and Apparel Investment Banking for SunTrust Equitable Securities from 1998, Director, Corporate Finance, SunTrust Capital Markets, Inc. from 1997 and Executive Vice President and Director for Mount Vernon Mills, Inc. from 1991.

         JOHN T. TOOLAN. Mr. Toolan has been Executive Vice President of the Company and President of Sales and Marketing since October 28, 1999. He was Executive Vice President of the Company and President of the Domestic Marketing Division from January 1, 1999. He was Senior Vice President of the Company from January 1, 1997, and President of the Fashion Brands Division since January 1, 1998. Previously he served as Senior Vice President/Home Fashions Division from January 1, 1996, and Vice President/Home Fashions Division from October 1, 1994. Since May 1990 until joining the Company in October 1994, Mr. Toolan was Vice President Sales of Crown Crafts Inc.

         JOAN E. AMBERG. Ms. Amberg has been Senior Vice President of the Company and President of the Domestic Sales Division since January 28, 2000. She was Senior Vice President-Merchandising Division from January 1, 2000, Vice President Operations of the Domestic Marketing Division from January 1, 1999, and Vice President Custom Brands Division from January 1, 1997. Since January 1, 1995, she served in other sales management positions within the Company.

         LANNY L. BLEDSOE. Mr. Bledsoe has been Senior Vice President-Manufacturing of the Company since April 25, 2000. He was Senior Vice President-Sheet Manufacturing from 1996 until April 25, 2000, and Senior Vice President-Bath Products Manufacturing from 1992 until 1996. Mr. Bledsoe joined the Company in 1952.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 1, 2000, (except as otherwise specified in the footnotes) about beneficial ownership of the Common Stock by (i) each person who is the beneficial owner of more than 5% of the outstanding Common Stock, (ii) all directors of the Company and the nominees for director, (iii) the three most highly compensated executive officers who are not directors, and (iv) all directors and executive officers as a group, based in each case on information furnished to the Company.



                                                                             Amount and Nature of   Percent
            Name and Address of Beneficial Owner(1)                          Beneficial Ownership   of Class
            ---------------------------------------                          --------------------   --------

Holcombe T. Green, Jr..............................................               18,229,408(2)      35.91%
WPS Investors, L.P.................................................               15,483,306(2)      30.55%
Green Capital IV...................................................                  475,333(2)        .94%
Green & Company....................................................                  325,000(2)        .64%
  3475 Piedmont Road, N.E. Suite 1600
  Atlanta, Georgia  30305

Hugh M. Chapman....................................................                   34,000(3)          *

M. Katherine Dwyer.................................................                   35,000(4)          *

John G. Hudson.....................................................                   85,400(5)          *

Gerald B. Mitchell.................................................                   45,000(6)          *

John F. Sorte......................................................                  135,000(7)          *

Thomas J. Ward.....................................................                  526,047(8)       1.02%

William F. Crumley.................................................                  259,209(9)          *

Morgan M. Schuessler...............................................                  235,579(10)         *

John T. Toolan.....................................................                  161,296(11)         *

All Directors and Executive Officers as a group (13
persons)...........................................................               19,943,620(12)     38.49%

*  Represents less than 1%
(1) The address of each person who is an officer or director of the Company is c/o WestPoint Stevens Inc., 507 West Tenth Street, West Point, Georgia 31833.

(2) As of June 1, 2000, Mr. Green possessed shared voting and investment power with respect to (i) 15,483,306 shares held directly by WPS Investors, L.P., of which HTG Corp., a company owned by him, is general partner; (ii) 475,333 shares held directly by Green Capital IV, of which HTG Corp., a company owned by him, is general partner; (iii) 325,000 shares held directly by Green & Company, of which HTG Corp., a company owned by him, is general partner; (iv) 232,500 shares held by Hall Family Investments, L.P., of which Mr. Green's wife is general partner and (v) 338 shares held in a non-employee compensation plan of which Mr. Green is trustee. In addition, the total amount for Mr. Green includes (vi) 1,632,931 shares owned directly by Mr. Green and (vii) 80,000 shares as to which Mr. Green holds currently exercisable options. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(3) Includes 4,000 shares held directly and 30,000 shares as to which Mr. Chapman holds currently exercisable options.

(4) Includes 35,000 shares as to which Ms. Dwyer holds currently exercisable options.

(5) Includes 20,000 shares held directly, 400 shares held by Mr. Hudson's daughter as custodian for a grandson and 65,000 shares as to which Mr. Hudson holds currently exercisable options. Mr. Hudson disclaims beneficial ownership of the 400 shares held by his daughter for his grandson.

(6) Includes 20,000 shares held directly and 25,000 shares as to which Mr. Mitchell holds currently exercisable options.

(7) Includes 115,000 shares held directly and 20,000 shares as to which Mr. Sorte holds currently exercisable options.

(8) Includes 116,092 shares held directly, 380,000 shares as to which Mr. Ward holds currently exercisable options and 29,955 shares held through the Savings Plan. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(9) Includes 78,912 shares held directly, 29,000 shares held by Mr. Crumley's wife, 150,000 shares as to which Mr. Crumley holds currently exercisable options and 1,297 shares held through the Savings Plan. Mr. Crumley disclaims beneficial ownership of the 29,000 shares held by his wife.

(10) Includes 123,903 shares held directly, 21,000 shares held by Mr. Schuessler's wife, 90,000 shares as to which Mr. Schuessler holds currently exercisable options and 676 shares held through the Savings Plan. Mr. Schuessler disclaims beneficial ownership of the 21,000 shares held by his wife. See "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements."

(11) Includes 26,684 shares held directly, 129,208 shares as to which Mr. Toolan holds currently exercisable options and 5,404 shares held through the Savings Plan.

(12) Includes 2,164,881 shares held directly, 17,778,739 shares held indirectly, of which 47,157 shares are held through the Savings Plan, 964,846 shares as to which certain members of management hold currently exercisable options, and 175,000 shares as to which non-employee directors hold currently exercisable options. See footnotes 2-11.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

         Based solely upon its review of the copies of Forms 3, 4 and 5 and amendments thereto or written representation received from reporting persons, the Company believes that during 1999 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning total compensation earned by or paid to the Chief Executive Officer and the four other highest-paid executive officers of the Company employed as of December 31, 1999, (the "Named Officers") during the fiscal years indicated for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------

                                                ANNUAL COMPENSATION                   AWARDS
                                             ------------------------   ----------------------------------

                                                                        Restricted Stock   Stock Options      All Other
Name and Principal Position      Year        Salary ($)  Bonus ($)(1)   Awards ($)(2)      (# of shares)(3)   Comp. ($)(4)
---------------------------      ----        ----------  ------------   ----------------   ----------------   ------------

Holcombe T. Green, Jr......      1999          715,000      858,000        9,883,583(5)       1,050,000(6)        1,600
  Chairman and Chief             1998          673,000      807,600          577,573            100,000           1,600
      Executive Officer          1997          650,000      780,000          529,983                  0           1,600

Thomas J. Ward.............      1999          500,000      600,000          393,703            100,000           1,600
  President and Chief            1998          414,000      496,800          355,315            100,000           1,600
      Operating Officer          1997          400,000      480,000          326,145                  0           1,600

Morgan M. Schuessler.......      1999          325,000      474,620          231,167             75,000           1,600
  Executive Vice President       1998          310,500      372,600          266,486             50,000           1,600
                                 1997          300,000      360,000          244,617                  0           1,600

William F. Crumley               1999          310,000      372,000          220,500             35,000           1,600
  Executive Vice President       1998          295,000      354,000          253,178             50,000           1,600
                                 1997          285,000      342,000          232,368                  0           1,600

John T. Toolan.............      1999          302,500      363,000          213,389             50,000           1,600
  Executive Vice President       1998          236,500      236,500          202,980             50,000           1,600
                                 1997          215,000      215,000          175,307             20,000           1,600

(1) Bonuses earned for Fiscal 1997, 1998 and 1999 were paid in the first quarter of the following year.
(2) Bonus Awards earned under the WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan (the "Key Employee Stock Bonus Plan") are subject to vesting requirements. The dollar value is based upon the share price on the date of grant of the Bonus Awards.
(3) Shares available under stock option awards are adjusted to reflect the two-for-one stock split effective in March 1998.
(4) These amounts represent the Company's matching contributions under the Savings Plan which were $1,600 in 1999, 1998 and 1997 for each of the Named Officers.
(5) On October 27, 1999, the Compensation Committee awarded Mr. Green 500,000 shares of the Company's common stock pursuant to an agreement under which Mr. Green will be obligated to return a pro rata portion of the awarded shares if his employment with the Company terminates for any reason other than death, total disability, or a change in control of the Company, prior to October 27, 2004.
(6) Of the options granted to Mr. Green, 800,000 shares are subject to stockholder approval in addition to vesting requirements. See "Approval of Omnibus Stock Incentive Plan."

SENIOR MANAGEMENT INCENTIVE PLAN

         Pursuant to the WestPoint Stevens Inc. Senior Management Incentive Plan (the "MIP"), performance awards were made to key employees of the Company and its subsidiaries with respect to Fiscal 1999. The purpose of this incentive plan is to provide additional compensation above base salary to key employees if the Company meets or exceeds certain performance goals established by the Compensation Committee. Incentive payments for certain participants are based solely upon predetermined annual operating profit goals of the Company. Other participants' payments are based on the operating profit (as defined in the MIP) of the Company and certain business units and/or divisions. The MIP provides that no participant will receive payments under the plan unless the Company's actual annual operating profit equals or exceeds 90% of the predetermined operating profit goal. Incentive payments to each of the Named Officers under the MIP and previous years' management incentive plans are included in the Summary Compensation Table.

         Performance awards payable to the Named Officers with respect to 2000 will be determined based on the terms and provisions of the MIP with new predetermined operating profit goals established by the Compensation Committee in writing during the first 90 days of 2000.

KEY EMPLOYEE STOCK BONUS PLAN

         Pursuant to the Key Employee Stock Bonus Plan, the Company may grant bonus awards of shares of Common Stock to those key employees of the Company who are deemed eligible to participate in the Key Employee Stock Bonus Plan, based on the Company's achievement of certain pre-established earnings levels during the Company's fiscal year. On February 11, 1999, the Company granted Bonus Awards (as such term is defined in the Key Employee Stock Bonus Plan) for Fiscal Year 1999 covering an aggregate of 206,888 shares of Common Stock to certain key employees, including each of the Named Officers. On February 11, 2000, the Compensation Committee certified in writing that Bonus Awards for Fiscal Year 1999 were earned (except for Bonus Awards forfeited by certain individuals). Ten percent of each earned Bonus Award for Fiscal Year 1999 vested on February 11, 2000, and the remainder of such Bonus Award is subject to vesting ratably on January 1 of each of years 2001 through 2009.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         Stock options exercisable for shares of Common Stock are granted to certain key employees of the Company pursuant to the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (the "Omnibus Stock Incentive Plan") in order to secure and retain the services of persons capable of filling key positions with the Company, to encourage their continued employment and to increase their interest in the growth and performance of the Company by providing them with an ownership stake. The following table provides information on stock options granted to the Named Officers during the last fiscal year pursuant to the Omnibus Stock Incentive Plan.

         The table also shows, among other data, hypothetical potential gains from stock options granted in Fiscal 1999. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the price of Common Stock over the ten-year life of the stock options granted in Fiscal 1999 (which would equal a total increase in the Company's stock price of 62.9% and 159.4%, respectively, from the date of the grant). The assumed rates of growth were selected by the Securities and Exchange Commission (the "Commission") for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                             Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock
                                                                                            Price Appreciation for Ten-Year
                                                   Individual Grants                                Term of Options
                               ---------------------------------------------------------  ------------------------------------

                                               % of Total
                                 Number of     Options/SARs   Exercise Price
                               Options/SARs   Granted to All    Per Share     Expiration      At 5% Annual      At 10% Annual
Name of Executive                Granted        Employees        ($/Sh)          Date       Growth Rate ($)   Growth Rate ($)
-----------------              ------------   --------------  --------------  ----------    ---------------   ---------------

Holcombe T. Green, Jr             50,000          2.04         $    26.75       1/28/09         841,147         2,131,631
Holcombe T. Green, Jr          1,000,000         40.87         $    18.75      10/27/09      11,791,774        29,882,671
Thomas J. Ward                    50,000          2.04         $    26.75       1/28/09         841,147         2,131,631
Thomas J. Ward                    50,000          2.04         $   18.125      12/14/09         569,936         1,444,329
Morgan M. Schuessler              25,000          1.02         $    26.75       1/28/09         420,573         1,065,815
Morgan M. Schuessler              50,000          2.04         $    18.00      11/23/09         566,005         1,434,368
William F. Crumley                25,000          1.02         $    26.75       1/28/09         420,573         1,065,815
William F. Crumley                10,000           .41         $   16.625      12/27/09         104,554           264,960
John T. Toolan                    25,000          1.02         $    26.75       1/28/09         420,573         1,065,815
John T. Toolan                    25,000          1.02         $  18.0625      10/28/09         283,985           719,674

(1) Of the options granted to Mr. Green on October 27, 1999, 800,000 shares are subject to stockholder approval as well as vesting requirements. See "Approval of Omnibus Stock Incentive Plan."


FISCAL YEAR-END OPTION HOLDINGS

     The following table summarizes for each of the Named Officers option exercises during Fiscal 1999, including the aggregate value of gains on the date of exercise, the total number of unexercised options for Common Stock, if any, held at December 31, 1999, and the aggregate dollar value of unexercised in-the-money options for Common Stock, if any, held at December 31, 1999. Value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price of such options and the fair market value of the underlying Common Stock on December 31, 1999, which was $17.50 per share. These values have not been, and may never be, realized, as these options have not been, and may never be, exercised. Actual gains, if any, upon exercise will depend on the value of Common Stock on the date of any exercise of options.

                     AGGREGATED OPTION/SAR EXERCISES IN THE
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES




                                                                                               Value of Unexercised
                                                                                                   (at year end)
                                                              Number of Unexercised                in-the-Money
                                                             Options at FY-End (#)(1)          Options at FY-End ($)
                               Shares                        ------------------------          ---------------------
                            Acquired on       Value
Name                      Exercise (#)(1)   Realized ($)   Exercisable    Unexercisable    Exercisable    Unexercisable
----                      ---------------   ------------   -----------    -------------    -----------    -------------

Holcombe T. Green, Jr              0                0        354,980        1,180,000        1,277,104        335,000
Thomas J. Ward                31,300          899,875        310,000          190,000        1,677,500        162,500
Morgan M. Schuessler               0                0        189,000           70,000          707,500         81,250
William F. Crumley            46,920          930,828        115,000           80,000          405,000         90,000
John T. Toolan                     0                0         79,208           94,000          151,157         65,000

(1) The number of shares shown is an adjusted number reflecting the two-for-one stock split effective in March 1998.


PENSION PLAN AND RETIREMENT PLANS

  WESTPOINT PENSION PLAN

         Executive officers of the Company and certain of its subsidiaries are covered by the WestPoint Stevens Inc. Retirement Plan (the "WestPoint Pension Plan"), a defined benefit pension plan. The WestPoint Pension Plan covers all salaried employees of the Company and certain subsidiaries and affiliates who have met eligibility requirements and may include certain hourly employees if designated for coverage.

         Contributions to the plan are computed on an actuarial basis and, as such, individual employee payments (or accruals) cannot be calculated until retirement. Compensation covered by the pension plan consists of all payments made to a participant for personal services rendered as an employee of the Company that are subject to federal income tax withholding, including before tax contributions to certain employee benefit plans and excluding income attributable to stock based awards and imputed income attributable to certain fringe benefit programs. With respect to executive officers, plan compensation covers up to a maximum of $160,000 per individual for Fiscal 1999. The plan provides that participants' benefits fully vest after five years of service or the attainment of age 65.

         Retirement benefits for the WestPoint Pension Plan are computed as the sum of 1% of a participant's average compensation (the annual average of five consecutive, complete plan years of highest compensation during the last 10 years of service) multiplied by the years of benefit service, plus 0.6% of a participant's average compensation which exceeds the Social Security Integration Level ($33,060 in Fiscal 1999), multiplied by the participant's years of benefit service, not to exceed 35 years.

         The following table indicates the approximate amounts of annual retirement income that would be payable under the WestPoint Pension Plan calculated on a straight-life annuity basis and based on various assumptions as to compensation and years of service for certain employees. There is no social security or other offset deducted from the amounts shown.

                              PENSION PLAN TABLE(1)

                                YEARS OF SERVICE

    AVERAGE (2)
   COMPENSATION           15           20           25           30           35
 -----------------     --------     --------     --------     --------     --------

   $  250,000......    $ 57,025     $ 76,033     $ 95,041     $114,049     $133,057
      300,000......      69,025       92,033      115,041      138,049      161,057
      350,000......      81,025      108,033      135,041      162,049      189,057
      400,000......      93,025      124,033      155,041      186,049      217,057
      450,000......     105,025      140,033      175,041      210,049      245,057
      500,000......     117,025      156,033      195,041      234,049      273,057
      550,000......     129,025      172,033      215,041      258,049      301,057
      600,000......     141,025      188,033      235,041      282,049      329,057
      650,000......     153,025      204,033      255,041      306,049      357,057
      700,000......     165,025      220,033      275,041      330,049      385,057
      750,000......     177,025      236,033      295,041      354,049      413,057
      800,000......     189,025      252,033      315,041      378,049      441,057
      850,000......     201,025      268,033      335,041      402,049      469,057
      900,000......     213,025      284,033      355,041      426,049      497,057
      950,000......     225,025      300,033      375,041      450,049      525,057
    1,000,000......     237,025      316,033      395,041      474,049      553,057
    1,050,000......     249,025      332,033      415,041      498,049      581,057
    1,100,000......     261,025      348,033      435,041      522,049      609,057
    1,150,000......     273,025      364,033      455,041      546,049      637,057
    1,200,000......     285,025      380,033      475,041      570,049      665,057
    1,400,000......     333,025      444,033      555,041      666,049      777,057
    1,600,000......     381,025      508,033      635,041      762,049      889,057



---------------
(1) Assumes individual retires at age 65 with indicated years of service but further assumes the Social Security Integration Level as in effect in Fiscal 1999, which was $33,060. Includes benefits payable under the Supplemental Retirement Plan (as defined under "-- Supplemental Retirement Plan").
(2) Represents the average of the annual covered compensation for the five consecutive, complete plan years of highest compensation during the last 10 years of service.

The following table indicates the credited years of service as of the date hereof for each of the Named Officers and the annual average compensation for each of their five consecutive plan years of highest compensation during their last ten years of service:


                                        Credited               Average
                                         Years              Compensation
                                        --------            ------------

     Holcombe T. Green, Jr                 7.8               $1,269,989
     Thomas J. Ward                       24.5                  822,760
     Morgan M. Schuessler                  7.3                  632,593
     William F. Crumley                   11.2                  597,863
     John T. Toolan                       10.5                  244,338

  SUPPLEMENTAL RETIREMENT PLAN

         The Company's Supplemental Retirement Plan for Eligible Executives ("Supplemental Retirement Plan") provides for payment of amounts which would have been paid under the WestPoint Pension Plan but for the limitations on covered compensation and benefits applicable to qualified retirement plans imposed by the Internal Revenue Code of 1986, as amended (the "Code"). For certain participants, the compensation taken into account under the Supplemental Retirement Plan is limited to the lesser of (i) $300,000 or (ii) 120% of the participant's base salary. The Supplemental Retirement Plan is not qualified under Section 401(a) of the Code and benefits are paid from the general assets of the Company. Benefits payable under the Supplemental Retirement Plan are included in the "Pension Plan Table" above.

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Supplemental Executive Retirement Plan (the "Executive Retirement Plan") provides an enhanced level of post-retirement income to those executives who participated in the 1982 Restricted Stock and Performance Share Plan of West Point-Pepperell, Inc. and its successor plans (collectively, the "RSPSP"), all of which were terminated in the first half of 1989. The benefit is based on the executive's average monthly compensation ("AMC"), including salary, bonus and commissions during the 60 consecutive calendar months during which compensation was highest out of the executive's last 120 calendar months of employment. The Executive Retirement Plan provides a monthly benefit calculated as a single life and 10-year certain annuity based upon the following formula:

                  3.5% x (AMC) x (lesser of 10 or number of years of service under RSPSP) plus 1% x (AMC) x (years of service under RSPSP in excess of 10 not to exceed 30) minus benefits payable under the WestPoint Pension Plan and the Supplemental Retirement Plan and minus amounts attributable to employer contributions under the WestPoint Stevens Inc. Retirement Savings Value Plan ("RSVP").

         Participation in the Executive Retirement Plan was frozen by the Company as of December 31, 1993. At such time, two of the Company's current executives were accruing benefits under the Executive Retirement Plan. Of the Named Officers, only Mr. Ward was a participant and accruing a benefit under the Executive Retirement Plan. As of December 31, 1999, benefits payable at termination of employment at age 65 to Mr. Ward under the Executive Retirement Plan amount to $1,254 per month.

EMPLOYMENT AGREEMENTS, TERMINATION PROVISIONS AND CHANGE IN CONTROL ARRANGEMENTS

         The Company entered into employment agreements with Messrs. Green (effective as of March 8, 1993), Ward (effective as of March 8, 1993), and Schuessler (effective as of April 1, 1993).

         Each agreement was for a three-year term and, except for Mr. Schuessler's employment agreement, is automatically renewable for successive additional one-year terms, unless a notice of termination is given one year prior to the expiration of any such term. On November 23, 1999, Mr. Schuessler's agreement was superseded by a new agreement under which, effective January 1, 2000, he left the office of Executive Vice President-Finance and Chief Financial Officer and became a special advisor to the Chairman of the Board and Chief Executive Officer. Mr. Schuessler remains an employee of the Company until August 30, 2000, and will be paid a salary of $240,000 through that date. He was awarded an option to purchase 50,000 shares of the Company's Common Stock at a price of $18 per share which option expires on February 7, 2001, and his earned stock bonus awards were vested on January 1, 2000. Mr. Green and Mr. Ward each receive an annual base salary, subject to annual review. Annual base salaries in Fiscal 1999 were as follows: Mr. Green -- $715,000; Mr. Ward -- $500,000; and Mr. Schuessler -- $325,000. For 2000 the annual base salary for Mr. Green and Mr. Ward was increased effective January 1, 2000, to $730,000 and $510,000, respectively. Mr. Green also is entitled under his employment agreement to reimbursement from the Company for all reasonable living expenses for maintaining a residence in New York, New York, that are reasonably attributable to business time he spends there for the Company. Mr. Green and Mr. Ward also are entitled to receive an annual bonus in an amount up to 120% of such executive's annual base salary based on the Company's achievement of certain performance goals in accordance with the Company's management incentive plan in existence from time to time. See "-- Senior Management Incentive Plan" and "-- Key Employee Stock Bonus Plan."

         Upon a termination of employment by the Company without "Cause" or by the executive for "Good Reason" (which includes, among other things, a change in control of the Company in certain circumstances), each of the following executives will receive the following payments within 30 days after such termination becomes effective (in addition to all compensation owed to the executive at the time of such termination): a one-time, lump-sum cash payment equal to the sum of (i) two times the executive's 1993 annual base salary (plus, in the case of Mr. Green, $50,000) and (ii) the maximum bonus amount payable to such executive under the management incentive plan applicable to the year in which such termination becomes effective, whether or not the requirements otherwise applicable to the payment of such bonus amount under such plan have been met. Accordingly, if such a termination were to occur in 2000, Mr. Green would be entitled to a payment of $2,126,000 and Mr. Ward -- $1,212,000. In addition, the Company has agreed to make an indemnity payment to each executive with respect to any of the aforementioned lump-sum cash payments and any payments under any plan or other compensatory arrangement in connection therewith in an amount equal to the sum of (i) the excise tax, if any, imposed on each executive under Section 4999 of the Code in respect of any such payments and (ii) any federal, state or local income tax imposed on any such indemnity payment. In addition, each executive's then unvested options will become immediately vested at the time of such termination and each executive will be entitled to receive all fringe benefits provided by the Company under such agreements for a period of one year following such termination (see
"-- Option/SAR Grants in Last Fiscal Year" and "-- Fiscal Year-End Option Holdings").

         On March 21, 2000, the Company entered into an arrangement with Mr. William F. Crumley under which he would leave the office of Executive Vice President-Operations and become a special advisor to the President and Chief Operating Officer of the Company effective April 30, 2000. He remains an employee and advisor until his retirement on January 1, 2001, and receives his regular base monthly salary and benefits until that date. Mr. Crumley is eligible for cash and stock bonuses if earned prorated through April 30, 2000. At his retirement on January 1, 2001, Mr. Crumley will become vested in the unvested portion of his stock options and earned stock bonus awards.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee sets the compensation policies applicable to the Company's executive officers.

         GENERAL POLICIES. The goals of the Company's executive compensation program for Fiscal 1999 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve the goals of the program, the Company relies primarily on salary, annual bonuses and stock options.

         The salary levels for existing executive officers depend primarily on individual levels of responsibility within the Company. The level of salaries for newly hired executive officers, while similarly dependent on individual levels of responsibility within the Company, also is affected by the market for executive talent. Additional consideration in setting salary levels is given to the Company's competitive position in its industry and the need to establish compensation and terms of employment that will attract and retain the leadership the Company believes necessary to maintain its position. The Compensation Committee also takes into account the expenses of relocation and the loss of accrued benefits.

         Bonus levels for executive officers and other key employees of the Company depend on performance and are designed to encourage the achievement of certain annual operating profit goals. Annual bonuses for Fiscal 1999 for executive officers and certain other key employees were determined by the Compensation Committee under the MIP. In the case of the most senior executive officers, 50% or more of total compensation depended on exceeding predetermined annual operating profit goals. Other participants' payments were based on a combination of factors, including the operating profit of the Company and certain business units and/or divisions. The MIP provided for threshold incentive payments to all participants only when actual annual operating profit equaled or exceeded 90% of the predetermined annual operating profit goal. Annual bonuses for 2000 for the Named Officers will be determined under the MIP based upon whether the Company meets or exceeds certain performance goals established by the Compensation Committee for 2000. See "-- Senior Management Incentive Plan."

         The Omnibus Stock Incentive Plan provides for the grant by the Company of stock-based incentives to certain key employees of the Company. The stock-based incentives offered pursuant to the Omnibus Stock Incentive Plan are a matter of separate inducement to key employees and are not granted in lieu of any other compensation. By means of the Omnibus Stock Incentive Plan, the Company seeks to retain the services of persons now holding key positions with the Company and to secure and retain the services of persons capable of filling such positions by providing them with an ownership stake in the Company. A committee appointed by the Board of Directors to administer the Omnibus Stock Incentive Plan can choose from among six categories of incentive awards: stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. See "Summary Compensation Table,"
"-- Option/SAR Grants in Last Fiscal Year" and "Employment Agreements, Termination Provisions and Change in Control Arrangements." The number of options held by a key employee is not a factor in determining or otherwise limiting future grants. Such a factor could create an incentive to exercise options and sell the underlying shares, defeating the Company's objective of providing key employees with an ownership stake in the Company's business.

         In order to advance the interest of the Company and its stockholders by motivating key employees to attain extraordinary performance exceeding industry norm, promote the long-term success and growth of the Company and to remain in the service of the Company, participants in the Key Employee Stock Bonus Plan may receive, if the Company achieves certain performance criteria, annual bonuses, payable in shares of Common Stock of the Company, equal to 80% of their base salary. Earned Bonus Awards are subject to a vesting schedule determined by the Compensation Committee, provided, however, that at least 10% of the shares of Common Stock earned will vest on January 1 of each calendar year following the performance year for which such Bonus Awards are earned until fully vested.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Green's compensation is determined pursuant to the principles noted above and by the terms of his employment agreement. On October 27, 1999, the Compensation Committee of the Board of Directors decided to increase the stock compensation of Mr. Green based on a study by William M. Mercer, Inc., a human resources consulting firm, to reflect the success of the Company under Mr. Green's guidance and as an incentive for him to remain with the Company at least until the age of 65. Under the terms of the arrangement with Mr. Green, he received an award of 500,000 shares of the Company's common stock. If Mr. Green's employment with the Company terminates for any reason other than death, total disability, or a change in control of the Company, prior to October 27, 2004, Mr. Green will be obligated to return to the Company a pro rata portion of the awarded shares. In addition, he was granted an option to purchase 1,000,000 shares of common stock at a price on October 27, 1999, of $18.75. He was previously granted an option to purchase 50,000 shares of common stock at a price on January 28, 1999, of $26.75. The options vest over a five-year period. Stock options provide Mr. Green compensation if, and only if, the price of the Common Stock is above the exercise price during the time the options are exercisable. Mr. Green will receive 18,452 shares of Common Stock under the terms, including vesting requirements, of the Key Employee Stock Bonus Plan in 2000 for Fiscal 1999. The only other component of his compensation for Fiscal 1999 that was not determined under the terms of his employment agreement was his annual bonus, which was determined under the MIP. The Compensation Committee believes that Mr. Green, as a substantial stockholder of the Company, is committed to acting to optimize overall Company performance to the benefit of all stockholders and that he demonstrated such commitment in Fiscal 1999. In Fiscal 1999, Mr. Green was instrumental in, among other things, the continued implementation of cost reduction and capital expenditure programs and substantially increasing earnings per share. In the Compensation Committee's view, these actions on the part of Mr. Green improved the Company's operating results.

         COMPLIANCE WITH SECTION 162(M) OF THE CODE. With certain exceptions,
Section 162(m) of the Code ("Section 162(m)") disallows a publicly-held company's deduction for compensation paid in excess of $1 million per taxable year to certain executives. The Company does not believe it is currently subject to Section 162(m). However, even if Section 162(m) applies to the Company, the Company believes that compensation paid under the MIP and the Key Employee Stock Bonus Plan to the Chief Executive Officer and the Chief Operating Officer should qualify for the performance-based compensation exception to Section 162(m). In addition, options granted under the Omnibus Stock Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

                                             Compensation Committee


                                             Gerald B. Mitchell, Chairman
                                             John G. Hudson
                                             M. Katherine Dwyer

                                PERFORMANCE GRAPH

         The following graph provides a comparison of the cumulative total returns on the Common Stock based on an investment of $100 after the close of the market on the last trading day of the year ending on December 31, 1994, plotted on an annual basis for a five year period ending on December 31, 1999, against Standard & Poor's 500 Stock Index ("S&P 500") and an index compiled consisting of 128 companies (listed on Annex A hereto) with market capitalizations that were similar to that of the Company at the end of 1998 (the "Market Index") (prepared by Standard & Poor's Compustat Services, Inc.), in each case assuming reinvestment of any dividends. The Company believes that published industry indices are not representative of the Company and its lines of business and that it cannot reasonably identify a group of peer issuers that are in the same industry or lines of business as the Company or that are reasonably comparable with the Company on any other basis. Therefore, in accordance with the rules and regulations of the Commission,

                            TOTAL SHAREHOLDER RETURN

                          DEC 94   DEC 95   DEC 96   DEC 97   DEC 98   DEC 99
                          ------   ------   ------   ------   ------   ------
WestPoint Stevens         100      139.55   207.82   328.67   439.09   244.05
S&P 500 Index             100      137.58   169.17   225.6    290.08   351.12
Peer Group                100      123.09   146.44   173.11   165.64   206.28


the Company has selected the Market Index for purposes of comparing the Company's cumulative total returns on the Common Stock. Furthermore, the following graph is not, nor is it intended to be, indicative of future performance of the Company's Common Stock, which performance could be affected by factors and circumstances outside of the Company's control.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In Fiscal 1999, the Company made payments to Mr. Green and HTG Corp. in the aggregate amount of $597,488 (i) as payments to HTG Corp. for use by the Company of an airplane owned by HTG Corp. and (ii) as reimbursement from the Company for all reasonable living expenses for maintaining a residence in New York, New York, pursuant to his employment agreement (see "EXECUTIVE COMPENSATION -- Employment Agreements, Termination Provisions and Change in Control Arrangements"). Such payments were made at rates that the Company believes were no less favorable than rates available from non-affiliated third parties for comparable services and premises.

         On November 5, 1999, the Company entered into an option agreement with HTG Corp. pursuant to which the Company obtained an exclusive option to purchase a one-half undivided interest in the rights of HTG Corp. under its agreement with Dassault Falcon Jet Corp. for the purchase of a Falcon 900EX jet aircraft to be built and delivered on or about October 31, 2000. Under the terms of the option agreement the Company made a $1.5 million payment to Dassault, which payment was subsequently repaid to the Company by HTG Corp. on February 4, 2000, following the expiration of the unexercised option in accordance with the terms of the option agreement.

         On February 4, 2000, the Company made a $6 million contribution to and acquired an 80.62% membership interest in HTG Falcon LLC, a Georgia limited liability company ("HTGF"), which owned an equity interest in a Falcon 2000 jet aircraft. At that time the Company entered into a Membership Interest Purchase Agreement (the "Agreement") with HTGF and HTG Corp., the other member of HTGF which had contributed to HTGF an equity interest in the Falcon 2000 jet aircraft valued at $1,443,141 for a 19.38% membership interest in HTGF. Pursuant to the Agreement the usage and costs related to the Falcon 2000 are governed by each member's percentage contribution to HTGF. On April 4, 2000, the Company paid an additional $2.5 million to acquire the remaining 19.38% membership in HTGF and pay related sales taxes and expenses.

         On November 18, 1999, the Company entered into a Stock Award Agreement ("Award Agreement") with Mr. Holcombe T. Green, Jr., pursuant to which Mr. Green vests in non-forfeitable rights to 500,000 shares of restricted common stock in the Company over a five year period (see "EXECUTIVE COMPENSATION -- Summary Compensation Table"). On November 24, 1999, Mr. Green filed an 83(b) election with the Internal Revenue Service under which he elected to include the value of such shares as ordinary income to him in 1999. An income tax withholding obligation of $1,335,937.58 was paid to the Internal Revenue Service by the Company on November 26, 1999. Pursuant to agreement between Mr. Green and the Company 425,781 shares of restricted common stock in the Company were distributed to Mr. Green on November 30, 1999, and the Company retained possession of the remaining 74,219 shares of restricted common stock in the Company as security for repayment of the amount of the income tax withholding paid by the Company plus interest thereon. Pursuant to agreement Mr. Green paid the Company $1,350,406.53 in principal and interest on February 4, 2000, and the 74,219 shares of restricted stock were distributed to him.

PROPOSAL 2 - APPROVAL OF THE WESTPOINT STEVENS INC. OMNIBUS STOCK
INCENTIVE PLAN (AS AMENDED)

         The WestPoint Stevens Inc. Omnibus Stock Incentive Plan was first approved by the stockholders of the Company at its annual meeting held on May 14, 1997, and was approved as amended and restated on May 12, 1999. The WestPoint Stevens Inc. Omnibus Stock Incentive Plan is intended to allow the Company to attract and retain key employees and directors and to provide such persons with incentives and rewards for superior performance. The proposed amendment to the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (the "WestPoint Stevens Inc. Omnibus Stock Incentive Plan (As Amended)," the "Omnibus Stock Incentive Plan" or the "Plan") will increase the maximum number of shares of the Company's Common Stock that may be issued under the Plan by two million shares to a total of 7,250,700 shares.

         The WestPoint Stevens Inc. Omnibus Stock Incentive Plan (As Amended) will continue to allow the committee appointed by the Board to administer the Plan (the "Committee") broad flexibility in designing stock-based incentives. The Committee may select from among six categories of incentive awards: stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units.

         The number of shares of the Company's Common Stock ("Shares") that may be (i) issued or transferred upon the exercise of stock options or stock appreciation rights, (ii) awarded as restricted shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of deferred shares, performance shares or performance units, shall not in the aggregate exceed 7,250,700 (which includes the 5,250,700 Shares previously available for awards under the Plan and 2,000,000 Shares not previously authorized for issuance under any plan of the Company). The number of performance units granted under the Omnibus Stock Incentive Plan may not in the aggregate exceed 5,000,000. No participant may receive awards during any one calendar year representing more than 1,050,000 Shares or more than 1,000,000 performance units. These limits are subject to adjustments as provided in the Omnibus Stock Incentive Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares issued under the Omnibus Stock Incentive Plan may be Shares of original issuance, Shares held in treasury or Shares that have been reacquired by the Company.

         Upon the payment of any option price by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Omnibus Stock Incentive Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. In any event, the number of Shares actually issued or transferred by the Company upon the exercise of incentive stock options may not exceed 7,250,700, subject to adjustment as provided for in the Omnibus Stock Incentive Plan. Upon the payment in cash of a benefit provided by any award under the Omnibus Stock Incentive Plan, any Shares that were subject to such award shall again be available for issuance or transfer under the Omnibus Stock Incentive Plan. Performance units that are paid in Shares or are not earned by a participant at the end of a performance period are available for future grants of the performance units. The counting conventions described in this paragraph, however, do not apply for purposes of determining the maximum number of awards that a participant may receive in any one calendar year.

          Employees of the Company and its subsidiaries and members of the Board who are not employees ("non-employee directors") may be selected by the Committee to receive benefits under the Omnibus Stock Incentive Plan, provided, however, that only employees of the Company and its subsidiaries are eligible to receive incentive stock options under the Omnibus Stock Incentive Plan. Subject to the terms of the Omnibus Stock Incentive Plan, the Committee has the discretion to determine the terms of each award granted under the Omnibus Stock Incentive Plan and to interpret the Omnibus Stock Incentive Plan and all related documents and agreements.

         The Committee may grant stock options that entitle the optionee to purchase Shares at a price equal to or greater than fair market value on the date of grant. Stock options granted under the Omnibus Stock Incentive Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or "nonqualified stock options" that are not intended to so qualify.

         The option may specify that the option price is payable (i) in cash,
(ii) by the transfer to the Company of unrestricted Shares that have been owned by the optionee for at least six months, (iii) with any other legal consideration the Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of a stock option may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the Shares to which the option relates. Payment of the option price of any nonqualified stock option may also be made in whole or in part in the form of restricted shares or other Shares that are subject to risk of forfeiture or restriction on transfer. In such event, unless otherwise determined by the Committee, the Shares received by the optionee upon the exercise of the nonqualified stock option will be subject to the same risks of forfeiture or restrictions on transfer as applied to the consideration surrendered by the optionee, provided that such risks of forfeiture and restriction on transfer shall apply only to the same number of Shares received by the optionee as applied to the forfeitable or restricted shares surrendered by the optionee.

         No stock option may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary (or in the case of a non-employee director, service on the Board) that is necessary before the stock options will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

         The Committee may grant "tandem" stock appreciation rights in connection with an option granted under the Omnibus Stock Incentive Plan or "freestanding" stock appreciation rights unrelated to any option. Tandem stock appreciation rights entitle the holder to receive an amount equal to a percentage (not exceeding 100 percent) of the "spread" between the option price under the related option and the fair market value of the Shares subject to the option. Freestanding stock appreciation rights entitle the holder to receive a payment equal to the increase in the value of the Shares over a specified "base price" determined by the Committee at the time of grant. Any grant of stock appreciation rights may be paid in cash, Shares or any combination thereof, or grant to the participant or reserve to the Committee the right to elect among those alternatives.

         An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such Shares, although the Committee may provide for the sequestration of dividends during the restriction period. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives (as discussed below) which, if achieved, will result in termination or early termination of the restrictions applicable to such Shares. With regard to specified performance objectives, the Committee shall also specify a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level but below full achievement of the specified performance objectives. Restricted shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. To enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or similar event.

         An award of deferred shares granted under the Omnibus Stock Incentive Plan represents the right to receive a specific number of Shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives (as described below). The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the Shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

         A performance share is the equivalent of one Share, and a performance unit is equal to one dollar. Each grant will specify one or more performance objectives to meet within a specified period (the "performance period"). The specified performance period may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the performance objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Committee in cash, Shares or any combination thereof.

         The Omnibus Stock Incentive Plan provides for the Committee to establish "performance objectives" for purposes of the granting or vesting of performance shares, performance units, deferred shares and restricted stock. Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary. Any performance objectives intended by the Committee to qualify as "performance-based compensation" under Section 162(m) shall be limited to specified levels of or growth in (i) return on capital, (ii) return on equity,
(iii) return on assets, (iv) earnings per share and/or (v) market value per share. Except in the case of such an award intended to qualify under Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify such performance objectives, in whole or in part, as the Committee deems appropriate and equitable.

         Except as provided below, no award under the Omnibus Stock Incentive Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant's lifetime only by the participant or, in the event of the participant's legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in a nonqualified stock option agreement (or amendment thereto) the participant may transfer the option to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

         The Board may appoint one or more Committees under the Omnibus Stock Incentive Plan. Any grants of awards to officers who are subject to Section 16 of the Exchange Act will be made by a Committee composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. To the extent that an award is intended to qualify as "performance-based compensation" under Section 162(m), the Committee will consist of not less than two "outside directors" within the meaning of the regulations under Section 162(m). For purposes of awards to non-employee directors, the Board will serve as the Committee.

         The Omnibus Stock Incentive Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the aggregate number of Shares that may be issued or transferred, increase the aggregate number of performance units that may be granted, or increase the number of Shares or performance units that may be granted to any participant in any calendar year.

         The following is a brief summary of certain of the federal income tax consequences of benefits granted under the Omnibus Stock Incentive Plan. Statements in the following paragraph are based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         In general, an optionee will not recognize income at the time a nonqualified stock option or stock appreciation right is granted. However, the optionee generally will recognize ordinary income upon exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. Similarly, upon the receipt of cash or Shares pursuant to the exercise of a stock appreciation right, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. If an individual exercises a nonqualified stock option by delivering Shares to the Company, other than Shares previously acquired pursuant to the exercise of an incentive stock option which is treated as a "disqualifying disposition" as described below, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he or she had paid the exercise price in cash. So long as the individual receives a separate identifiable stock certificate therefor or such shares are otherwise identifiable, the tax basis and the holding period for that number of Shares received on such exercise that is equal to the number of Shares surrendered on such exercise will be equal to the tax basis and include the holding period of those Shares surrendered.

         An optionee generally will not recognize income upon the grant of an incentive stock option. Similarly, an optionee will not recognize income upon the exercise of an incentive stock option, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company (or a subsidiary corporation of the Company) from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an incentive stock option after these requisite periods, the incentive stock option will be treated as a nonqualified stock option and will be subject to the rules described in the immediately preceding paragraph. If Shares are issued to an optionee pursuant to the exercise of an incentive stock option and are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the Shares to the optionee, then upon the sale of the Shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, under certain circumstances the amount realized on the disposition of the Shares) over the option price paid for the Shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

         A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares on such date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

         A recipient of deferred shares generally will not recognize income until Shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will recognize ordinary income equal to the fair market value of the Shares, reduced by any amount paid by the recipient.

         A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.

         In limited circumstances where the sale of Shares received under the Omnibus Stock Incentive Plan could subject an officer or director to suit under
Section 16(b) of the Exchange Act, the federal income tax consequences to the officer or director may differ from the federal income tax consequences described above. In these circumstances, absent a Section 83(b) election (as described above), the principal difference usually will be to postpone valuation and taxation of the Shares received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m). An employee who recognizes ordinary income in the circumstances described above will be subject to both wage withholding and other employment taxes.

1999 OMNIBUS STOCK INCENTIVE PLAN GRANTS

         Because the key employees and directors of the Company may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the WestPoint Stevens Inc. Omnibus Stock Incentive Plan (As Amended) during its term. However, the Chairman and Chief Executive Officer has been granted options, subject to stockholder approval of the Plan. The following table sets forth the options granted under the WestPoint Sevens Inc. Omnibus Stock Incentive Plan (As Amended).

                                NEW PLAN BENEFITS

                          OMNIBUS STOCK INCENTIVE PLAN


                                                                         DOLLAR             NUMBER OF
NAME AND POSITION                                                       VALUE ($)         UNITS GRANTED
-----------------                                                       ---------         -------------
Holcombe T. Green, Jr., Chairman and Chief Executive Officer                  (1)            800,000(2)

(1) Options are exercisable at fair market value at date of grant, subject to vesting requirements and do not have a readily ascertainable value. See "EXECUTIVE COMPENSATION--Option/SAR Grants in Last Fiscal Year."

(2) Exercise price of $18.75 per share based on the Fair Market Value of the Common Stock on October 27, 1999, the date of grant. Options expire on October 27, 2009.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE WESTPOINT STEVENS INC. OMNIBUS STOCK INCENTIVE PLAN (AS AMENDED).

PROPOSAL 3 - APPROVAL OF CERTAIN PERFORMANCE-BASED COMPENSATION

         The Compensation Committee of the Board of Directors has approved, subject to shareholder approval, the performance-based compensation payable to the Chief Executive Officer and the Chief Operating Officer of the Company under the MIP for the years ending December 31, 2000 through 2004. The payment of the compensation will depend on the achievement by the Company of annual operating profit (as defined in the MIP) goals for the years 2000 through 2004 established annually during the first ninety days of each such year by the Compensation Committee. The maximum annual cash bonuses (the "Bonuses") payable under the MIP to each of the Company's Chief Executive Officer and Chief Operating Officer for such five-year period will be $2 million. Stockholder approval of the Bonuses is being sought in light of the enactment of Section 162(m), which generally provides a $1 million limit on deductions by any publicly-held corporation for certain compensation paid to certain executive officers effective for taxable years beginning on or after January 1, 1994. (See "EXECUTIVE COMPENSATION -- Compensation Committee Report on Executive Compensation -- Compliance with Internal Revenue Code Section 162(m)").

         The Bonuses are to be paid in cash following written certification by the Compensation Committee that the applicable operating profit goals have been achieved.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AFOREDESCRIBED PERFORMANCE-BASED COMPENSATION APPLICABLE TO THE CHIEF EXECUTIVE OFFICER AND THE CHIEF OPERATING OFFICER.


PROPOSAL 4 - APPOINTMENT OF INDEPENDENT AUDITORS

         Ernst & Young LLP, independent certified public accountants, audited the financial statements of the Company for the year ended December 31, 1999, contained in the Company's Annual Report on Form 10-K (which was filed with the Commission on March 29, 2000). Such audit services consisted of the firm's audit of and report on such financial statements and other annual financial statements of the Company and other matters.

         Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Based upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending December 31, 2000.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.


                            PROPOSALS OF STOCKHOLDERS

         The Company intends to hold the Annual Meeting of Stockholders for year 2001 in the spring of next year. Any stockholder of the Company wishing to include proposals in the proxy materials for such meeting must meet the requirements of the rules of the Commission relating to stockholders' proposals. Such proposal must be received by the Secretary of the Company in writing at the principal executive offices of the Company prior to February 12, 2001.

                                 OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters that may be presented at the Annual Meeting other than those mentioned in the attached Company's Notice of Annual Meeting of Stockholders. If any other matters do properly come before the Annual Meeting, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.

                             ADDITIONAL INFORMATION

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials will be paid by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews. Such persons will receive no additional compensation for such services. The Company will reimburse brokers and certain other persons for their charges and expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Copies of the Company's 1999 Annual Report to Stockholders were previously mailed to the stockholders or will be mailed simultaneously with this Proxy Statement. The financial statements and financial information appearing in such Annual Report are incorporated by reference herein.

                                             By Order of the Board of Directors,

                                             /s/ Christopher N. Zodrow

                                             Christopher N. Zodrow
                                                 Vice President and Secretary



West Point, Georgia
June 12, 2000

                                                                         ANNEX A

                     MARKET INDEX FOR WESTPOINT STEVENS INC.


21st Century Ins. Group                 Fore Systems Inc                        Rational Software Corp
Adaptec Inc.                            Gartner Group Inc                       Reinsurance Group Amer Inc.
Adelphia Commun                         Gatx Corp                               Rouse Co.
Affiliated Comp Svcs                    Georgia-Pacific Timber Co               Royal Group Tech Ltd
Agouron Pharmaceuticals Inc             Golden State Bancorp Inc.               Sedgwick Group PLC
AMB Property Corp.                      Hannaford Brothers Co                   Shaw Communication Inc
American Bankers Ins Group              Harte Hanks Inc.                        Sinclair Broadcast GP
American National Insurance             Homestake Mining                        Snap-On Inc.
Asia Pulp & Paper Ltd                   Huaneng Power Intl Inc                  Spieker Properties Inc.
Associated Banc Corp                    I2 Technologies Inc.                    SPX Corp
ATI Technologies Inc.                   Interstate Bakeries CP                  St Joe Co
Autodesk Inc.                           Iomega Corp                             Steris Corp
Avalonbay Communities Inc.              Jefferson Smurfit PLC                   Sterling Software Inc.
Avnet Inc.                              Keystone Financial Inc.                 Stewart Enterprises
Baan Company NV                         King World Productions Inc.             Sulzer Medica
BCE Mobile communications               KLM royal Dutch Air                     Talisman Energy Inc
Bemis Co.                               Lamar Advertising Co                    TCF Financial Corp
Borders Group Inc.                      Leucadia National Corp.                 Tech Data Corp
Boston Properties Inc                   Liz Claiborne Inc                       Tootsie Roll Inds
Bowater Inc                             Louisiana-Pacific Corp.                 Ultramar Diamond Shamrock
Brinker Intl Inc                        Mallinckrodt Inc                        Union Pacific Resources Grp
Brunswick Corp                          Manpower Inc/Wi                         United Biscuits Hlds
CDW Computer Centers Inc.               McLeodusa Inc                           United Rentals Inc.
Centura Banks Inc                       Meditrust Companies                     USX-U S Steel Group
Citizens Utilities                      Meredith Corp                           Utilicorp United Inc.
City National Corp                      Metro Goldwyn Mayer Inc                 Valassis Communications Inc.
Clayton Homes Inc.                      Microchip Technology Inc                Weatherford Intl Inc
CNH Global NV                           MidAmerican Energy Hldg                 Westcoast Energy Inc.
Coca-Cola Femsa De C V                  Nalco Chemical Co.                      Western Resources Inc.
Comair Holdings Inc                     National Comm Bancorp/TN                Williams-Sonoma Inc.
Comsat Corp                             National Semiconductor Corp             Wilmington Trust Corp.
Consolidated Stores Corp                Navistar International                  Young & Rubicam Inc
Continental Sirls Inc                   Networth Solutions Inc
Coors (Adolph)                          Nicor Inc.
Cornerstone Properties Inc.             Northeast Utilities
Crane Co.                               Northwest Airlines Corp
Crown Castle Intl Corp                  Nstar
CSG Systems Intl Inc                    Nu Skin Enterprises
Daiei Inc                               Nuveen Muni Value Fd
Devry Inc                               Outback Steakhouse Inc
Duke Weeks Realty Corp                  Owens Corning
Echostar Commun Corp                    Pacific Century Financial CP
Electronics for Imaging Inc.            Park Place Entmt Corp
Everest Reinsurance Hldgs               PMC-Sierra Inc
Excite Inc.                             Polo Ralph Lauren CP
Express Scripts Inc.                    Premark International Inc.
First Amer Finl CP CA                   Pulitzer Inc.
Firstmerit Corp                         Rambus Inc.

                                                                         ANNEX B














                             WESTPOINT STEVENS INC.

                          OMNIBUS STOCK INCENTIVE PLAN

                                  (AS AMENDED)

                             WESTPOINT STEVENS INC.
                          OMNIBUS STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


1.  History and Purpose......................................................................................1

2.  Definitions..............................................................................................1

3.  Shares Available Under the Plan..........................................................................3

4.  Administration of the Plan...............................................................................4

5.  Options..................................................................................................4

6.  Stock Appreciation Rights................................................................................5

7.  Restricted Shares........................................................................................7

8.  Deferred Shares..........................................................................................7

9.  Performance Shares and Performance Units.................................................................8

10. Transferability..........................................................................................9

11. Adjustments.............................................................................................10

12. Fractional Shares.......................................................................................10

13. Withholding Taxes.......................................................................................10

14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence.............................10

15. Foreign Employees.......................................................................................10

16. Amendments and Other Matters............................................................................11

17. Effective Date and Stockholder Approval.................................................................11

18. Termination.............................................................................................11

19   Governing Law...........................................................................................11

                             WESTPOINT STEVENS INC.

                          OMNIBUS STOCK INCENTIVE PLAN


         1. HISTORY AND PURPOSE. This Plan is an amendment and restatement of the WestPoint Stevens Inc. Omnibus Stock Incentive Plan. The purpose of this Plan is to attract and retain key employees and directors for WestPoint Stevens Inc. (the "Company") and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

         2. DEFINITIONS. As used in this Plan, the following terms shall be defined as set forth below:

                  "AWARD" means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Unit.

                  "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the committee described in Section 4 of this Plan.

                  "COMPANY" means WestPoint Stevens Inc., a Delaware corporation, or any successor corporation.

                  "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

                  "DEFERRED SHARES" means an Award pursuant to Section 8 of this Plan of the right to receive Shares at the end of a specified Deferral Period.

                  "EMPLOYEE" means any person, including an officer, employed by the Company or a Subsidiary.

                  "FAIR MARKET VALUE" means the fair market value of the Shares as determined by the Committee from time to time.

                  "FREESTANDING STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Option or similar right.

                  "GRANT DATE" means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

                  "INCENTIVE STOCK OPTIONS" means any Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

                  "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee.

                  "NONQUALIFIED STOCK OPTION" means an Option that is not intended to qualify as an Incentive Stock Option.

                  "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option right.

                  "OPTION" means any option to purchase Common Shares granted under this Plan.

                  "OPTION PRICE" means the purchase price payable upon the exercise of an Option.

                  "PARTICIPANT" means an Employee or Non-employee Director who is selected by the Committee to receive benefits under this Plan, provided that Non-employee Directors shall not be eligible to receive grants of Incentive Stock Options.

                  "PERFORMANCE OBJECTIVES" means the achievement of performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares or Restricted Shares. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be limited to specified levels of or increases in the Company's or Subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or increase in the Fair Market Value of the Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

                  "PERFORMANCE PERIOD" means a period of time established under
Section 9 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

                  "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of this Plan.

                  "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9 of this Plan.

                  "PREDECESSOR PLAN" means the WestPoint Stevens Inc. Omnibus Stock Incentive Plan.

                  "RESTRICTED SHARES" mean Shares granted under Section 7 of this Plan subject to a substantial risk of forfeiture.

                  "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

                  "SHARES" means Shares of the common stock of the Company, $.01 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

                  "SPREAD" means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

                  "STOCK APPRECIATION RIGHT" means a right granted under Section 6 of this Plan, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

                  "SUBSIDIARY" means a corporation or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Company, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

                  "TANDEM STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

         3.       SHARES AVAILABLE UNDER THE PLAN.

                  (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of Deferred Shares, Performance Shares or Performance Units, shall not in the aggregate exceed 7,250,700. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company. The number of Performance Units granted under this Plan may not in the aggregate exceed 5,000,000.

                  (b) Upon the payment of any Option price by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. In any event, the number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 7,250,700, subject to adjustment as provided in Section 11 of the Plan. Upon the payment in cash of a benefit provided by any award under this Plan, any Shares that were subject to such award shall again be available for issuance or transfer under this Plan. Performance Units that are paid in Shares or are not earned by a Participant at the end of a Performance Period are available for future grants of Performance Units. This Section 3(b) shall only apply for purposes of determining the limitations contained in Section 3(a) and shall not apply for purposes of determining the limitations contained in Section 3(c).

                  (c) No participant may receive Awards during any one calendar year representing more than 1,050,000 Shares or more than 1,000,000 Performance Units.

         4.       ADMINISTRATION OF THE PLAN.

                  (a) This Plan shall be administered by one or more committees appointed by the Board. Any grants of Awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934 shall be made by a Committee composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. Any grant of an Award that is intended to qualify as "performance-based compensation" under
Section 162(m) of the Code shall be made by a Committee composed of not less than two members of the Board, each of whom shall be an "outside director" within the meaning of the regulations under Section 162(m). For purposes of grants of Awards to Non-employee Directors, the Board shall serve as the Committee.

                  (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement or document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

         5. OPTIONS. The Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall specify the number of Shares to which it pertains.

                  (b) Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

                  (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares that have been owned by the Optionee for at least six months and have a value at the time of exercise that is equal to the Option Price,
(iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5(d) below, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

                  (d) On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

                  (f) On or, in the case of Nonqualified Stock Options, after the Grant Date, the Committee may provide for the automatic grant to the Optionee of a "reload" Option in the event the Optionee surrenders Shares in satisfaction of the Option Price upon the exercise of an Option as authorized under Sections 5(c) and (d) above. Each reload Option shall pertain to a number of Shares equal to the number of Shares utilized by the Optionee to exercise the original Option. Each reload Option shall have an exercise price equal to Fair Market Value on the date it is granted and shall expire on the stated exercise date of the original Option.

                  (g) Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-employee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

                  (h) Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 such Options shall be treated as Nonqualified Stock Options.

                  (i) No Option granted under this Plan may be exercised more than 10 years from the Grant Date.

                  (j) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and containing such terms and provisions as the Committee may determine consistent with this Plan.

         6. STOCK APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock

Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

                  (b) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

                  (c) Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

                  (d) Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

                  (e) On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

                  (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

                  (g) Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

                  (h) Regarding Freestanding Stock Appreciation Rights only:

                           (i)      Each grant shall specify in respect of each
Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

                           (ii)     Successive grants may be made to the same
Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised;

                           (iii)    Each grant shall specify the period or
periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event; and

                           (iv)     No Freestanding Stock Appreciation Right
granted under this Plan may be exercised more than 10 years from the Grant Date.

         7. RESTRICTED SHARES. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

                  (c) Each grant shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

                  (d) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

                  (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

                  (f) Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

                  (g) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

         8. DEFERRED SHARES. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

                  (b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

                  (c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

                  (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Shares in cash or additional Shares on a current, deferred or contingent basis.

                  (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

                  (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

         9. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                  (b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

                  (c) Each award shall specify the Performance Objectives that are to be achieved by the Participant with respect to the grant or the vesting thereof.

                  (d) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

                  (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

                  (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

                  (g) Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

                  (h) If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

                  (i) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

         10.      TRANSFERABILITY.

                  (a) Except as provided in Section 10(b), no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

                  (b) The Committee may expressly provide in a Nonqualified Stock Option agreement (or an amendment to such an agreement) that a Participant may transfer such Nonqualified Stock Option to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of any such Nonqualified Stock Option shall be prohibited except in accordance with this Section 10(b). All terms and conditions of any such Nonqualified Stock Option, including provisions relating to the termination of the Participant's employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10(b).

                  (c) Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.

         11. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares and Performance Shares granted hereunder,
(b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 11.

         12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         13. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

         14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award under this Plan.

         15. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

         16.      AMENDMENTS AND OTHER MATTERS.

                  (a) This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in
Section 3 of this Plan, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company.

                  (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Options or any other Award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Options or other Awards hereunder, which may or may not cover the same number of Shares that had been the subject of the prior Award, in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Options or other Award not been granted.

                  (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                  (d) To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

         17. EFFECTIVE DATE AND STOCKHOLDER APPROVAL. This Plan, as an amendment and restatement of the Predecessor Plan, shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company at the next Annual Meeting of Stockholders. The Committee may grant Awards subject to the condition that this Plan shall have been approved by the stockholders of the Company.

         18. TERMINATION. This Plan shall terminate on February 11, 2010, and no Award shall be granted after that date.

         19. GOVERNING LAW. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Georgia.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

    1. ELECTION PROPOSAL:  FOR all nominees  [ ]     WITHHOLD AUTHORITY to vote        [ ]      *EXCEPTIONS   [ ]
                           listed below.             for all nominees listed below.

       Nominees: Mr. Holcombe T. Green, Jr. and Mr. John F. Sorte

       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
       MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE
       PROVIDED BELOW.)

       *Exceptions
                  ----------------------------------------------------------------------------------------------

    2. With respect to the proposal to approve the   3. With respect to the proposal to approve the
       WestPoint Stevens Inc. Omnibus                   performance-based compensation for the Chief
       Stock Incentive Plan (As Amended).               Executive Officer and the Chief Operating Officer of
                                                        the Company, under the Company's Senior Management
                                                        Incentive Plan for the years ending December 31,
                                                        2000 through 2004.
       FOR  [ ]   AGAINST  [ ]   ABSTAIN   [ ]

    4. With respect to the proposal to ratify            FOR   [ ]       AGAINST  [ ]    ABSTAIN    [ ]
       the appointment of Ernst & Young  LLP,
       independent certified public accountants,
       as auditors for the Company for the year
       ending December 31, 2000.                      5. In their discretion, on such other matters as may
                                                         properly come before the meeting and any and all
       FOR  [ ]   AGAINST  [ ]   ABSTAIN   [ ]           adjournments thereof.

                                                                    Change of Address and or
                                                                    Comments Mark Here          [ ]

                                                           Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                                                           Dated:                                                  , 2000
                                                                 --------------------------------------------------

                                                           ---------------------------------------------------------------
                                                                                 Signature

                                                           ---------------------------------------------------------------
                                                                                 Signature


       SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.                 VOTES MUST BE INDICATED     [X]
                                                                                                 (X) IN BLACK OR BLUE INK.

                             WESTPOINT STEVENS INC.
                  Annual Meeting of Stockholders, June 29, 2000
               Proxy Solicited on Behalf of the Board of Directors

         The undersigned stockholder of WestPoint Stevens Inc., a Delaware corporation (the "Company"), hereby appoints THOMAS J. WARD and CHRISTOPHER
    N. ZODROW, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt Hotel located at 3300 Peachtree Road, Atlanta, Georgia on Thursday, June 29, 2000 at 9:00 a.m., Eastern Daylight Time, and at any and all adjournments thereof, and thereat to vote all shares of the Company which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present in accordance with the instructions on the reverse side of this proxy.

         WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS IN RESPECT OF THE ELECTION PROPOSAL, FOR THE APPROVAL OF THE WESTPOINT STEVENS INC. OMNIBUS STOCK INCENTIVE PLAN (AS AMENDED), FOR THE APPROVAL OF THE PERFORMANCE-BASED COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER AND THE CHIEF OPERATING OFFICER OF THE COMPANY FOR THE YEARS ENDING DECEMBER 31, 2000 THROUGH 2004, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                        WESTPOINT STEVENS INC.
                        P.O. BOX 11220
                        NEW YORK, N.Y. 10203-0220


                  (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)